Exhibit 10.10

LEASE AGREEMENT

BY AND BETWEEN

27 ROUTE 202 FH, LLC (LANDLORD)

AND

VISIONCARE, INC. (TENANT)

Dated: September 1, 2020

LOCATION:	27 ROUTE 202

SUITES #8 & #9

FAR HILLS, NJ 07931

LEASE AGREEMENT

THIS LEASE AGREEMENT, made this day 1st of September 2020, between 27 ROUTE 202 FH, LLC having a mailing address of P.O. Box 110, Gladstone, NJ, 07934 (hereinafter referred to as the “Landlord”); and VISIONCARE INC. having a mailing address of 27 Route 202 – Suite #8, Far Hills, NJ 07931 (hereinafter referred to as the “Tenant”).

W I T N E S S E T H:

Landlord is the fee simple title owner of the land and all improvements located thereon known as 27 Route 202, Far Hills, NJ 07931, also known as Lot 3, Block 14 on the official tax map of the Borough of Far Hills (the “Property”). Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord a portion of the Property consisting of Suite #8 and Suite #9, totaling approximately 2,320 square feet of space (the “Premises”). The Premises are hereby leased for a term of thirty-seven (37) months commencing on September 1, 2020 (the “Commencement Date”) and ending the thirty-seven month anniversary of the Commencement Date (the “Termination Date”). The monthly base rent shall be prorated for any partial months. As used hereinafter, “Term” or “Lease Term” shall refer to the initial term and any extensions thereof exercised pursuant to the provisions of this Lease Agreement.

UPON THE FOLLOWING CONDITIONS AND COVENANTS:

1st:        Payment of Rent. Beginning on the Commencement Date and continuing until the end of the Lease Term, Tenant covenants and agrees to pay Landlord, as monthly base rent for the Premises the amount set forth in Exhibit B (“Rent”), in the following manner: due, owing and payable at the Landlord’s address as designated above, or such other place as Landlord may designate in writing, before or on the first (1st) day of each and every month beginning on the Commencement Date. There will be a late charge equal to five percent (5%) of the unpaid installment after the 5th day of any month due and payable with that installment as additional rent.

2nd:       Conditions and Care of Premises. (a) Landlord covenants and guarantees that it will deliver the Premises to the Tenant on the Commencement Date completed and in a broom-clean, good and workmanlike manner, in accordance with all applicable building codes, and ready for occupancy. In addition, Landlord shall have obtained all required occupancy, zoning, and other permits necessary to allow the Tenant to generally occupy the Premises. Any permits or governmental approvals required for the specific use intended by the Tenant, such as the Township Occupancy Permit, shall be obtained by the Tenant at its sole cost and expense.

(b)          Tenant, at Tenant’s sole cost and expense, shall maintain the interior of the Premises and make all necessary repairs to the interior of the Premises, except structural repairs, and repairs necessitated by the act of omission of Landlord or Landlord’s employee or agent. The Landlord, at its own cost and expense, shall maintain the exterior of the Premises, including, but not limited to, the driveway, parking lot, walkways, shrubs and all grass areas. Tenant shall not be responsible for any of the cost to maintain the exterior of the Premises during the Lease Term. In addition, all minor repairs, including as examples but not limited to, a leaking sink, clogged toilet, clogged sewer line, burned out light bulbs in the interior and/or exterior of the Premises shall be the sole responsibility of the Tenant. The Landlord, at the Tenant’s sole cost and expense, shall conduct all annual fire certifications, annual HVAC maintenance, and annual window cleaning. Tenant, at Tenant’s sole cost and expense, shall coordinate pest control services on an as-needed basis.

(c)          Landlord shall be responsible for all structural repairs and replacements. Structural repairs shall include the actual structure of the building, including, but not limited to, the interior walls, dividing walls, roof, floors, ceilings, water and sewage lines and the plumbing, HVAC (except that Tenant shall be responsible for damage caused to the HVAC system by the negligence or misuse of Tenant or its representatives) and electrical systems serving the Premises. In the event that such repairs are needed, Landlord shall use commercially reasonable efforts to cause such repair, replacement or restoration to be completed in good condition and as speedily as reasonably possible in light of the required work and prevailing market conditions, and in connection with such repairs, replacements or restorations, Landlord shall make commercially reasonable efforts to minimize disruption to Tenant’s business.

(d)          At the termination of this Lease Agreement, Tenant shall surrender the Premises to the Landlord in the same condition as they were at the beginning of the term, subject to reasonable wear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect of the Tenant, Tenant’s agents, visitors or licenses, excepted.

3rd:       Tenant’s Responsibility to Repair. In case of the destruction of or any damage to the glass in the Premises, or the destruction of or damage of any kind whatsoever to the Premises, caused by the carelessness, negligence or improper conduct on the part of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, or authorized personnel, the Tenant shall repair the said damage or replace or restore any destroyed parts of the Premises, as speedily as reasonably possible, at the Tenant’s own cost and expense. Tenant shall also provide for a cleaning service, at Tenant’s sole expense, to clean the interior of the Premises at least once per month. Landlord has the right to disapprove of the cleaning service and to require the Tenant to hire a different cleaning service in good faith if the cleaning service is not performing to the reasonable satisfaction of the Landlord. The Tenant will take good care of the Premises and will maintain the Premises in good condition and state of repair, and at the end or other expiration of the term hereof, will deliver up the Premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant will neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs, but will keep and maintain the same in a clean condition, free from debris, trash, and refuse.

4th:        Alterations and/or Improvements. No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, televisions or radio antennas, apparatus and fixtures, shall be installed in or attached to the Premises without the prior written consent of the Landlord, not to be unreasonably withheld. Unless otherwise provided herein, all such alterations, additions or improvements, when made or attached to the Premises in such a manner that they cannot be removed without material injury to the Premises, shall belong to and become the property of the Landlord and shall be surrendered with the Premises and as part thereof upon the expiration or sooner termination of this Lease Agreement, without hindrance, molestation or injury, unless Tenant removes such alterations, additions or improvements and repairs and damage incurred to the Premises thereby. Tenant is hereby prohibited from installing any kind of interior or exterior window treatment, including but not limited to displaying bulletins, paper or posters within the windows, on or around the Premises without the prior written consent of the Landlord, not to be unreasonably withheld. Tenant is also prohibited from screwing, drilling, securing, painting, staining or in any way damaging the windows, window trim, walls, doors or cabinets located within the Premises. If hardwood floors are present within Premises, Tenant must provide, at its own cost and expense, proper floor coverings (e.g. plastic mats or area rugs), under each and every chair to protect the hardwood floors.

5th:        Signs. Tenant shall not place nor allow to be placed any signs, including but not limited to temporary exterior signs even if permitted by the Borough, in or about the Premises, without the prior written consent of the Landlord, not to be unreasonably withheld. In case the Landlord or the Landlord’s agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Premises or any part thereof, they may be so removed, but shall be replaced at the Landlord’s expense when the said repairs, alterations or improvements have been completed. Tenant or Tenant’s agents, employees or representatives shall install, maintain and repair the signs. Tenant is also prohibited from placing any signs, brochures or blinking lights within two (2) feet of the interior portion of the windows within the Premises. Any signs installed at the Premises shall at all times confirm with all municipal ordinances or other laws and regulations applicable thereto.

6th:        Utilities. Tenant shall pay within thirty (30) days of the date of receipt of an invoice from the Landlord, all the rents or charges for water, sewer, electric, gas, and trash disposal which are or may be assessed or imposed upon the Premises or which are or may be charged to the Landlord by the suppliers thereof during the term hereof. Tenant will be fully responsible for all separately metered utilities dedicated to the Premises as well as its proportionate share (16.83%) of the utility charges of the Property, as defined above, which will be billed to the Landlord and which the Landlord will then bill to the Tenant. If not paid, such rents or charges shall be added to and become payable as additional rent with the installment of rent next due or within thirty (30) days of demand therefor, whichever occurs sooner. Any increase in the cost of sewer and/or water usage due to Tenant’s negligence shall be paid entirely by Tenant.

7th:        Compliance with Laws, Etc. Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives, including environmental laws, of the federal, state and municipal governments or public authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the Premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the Premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority of any insurance companies which have issued or about to issue policies of insurance covering the Premises and its contents for the prevention of fire or other casualty, damage or injury. Tenant shall not store or use any toxic or dangerous substances on the Premises. Landlord represents that, to its knowledge, there are presently no building violations on the Premises and that there are no toxic or dangerous substances stored on the Premises as of the Commencement Date, other than ordinary course and customary amounts of ordinary household cleaning supplies and materials each used in the ordinary course of business. Tenant acknowledges that smoking is prohibited throughout the entire Premises. Tenant is prohibited from keeping pets of any kind on the Premises. Tenant agrees to keep all entrance doors to the Premises completely closed at all times, except when employees or patrons are exiting and entering the Premises so that same are not held, positioned or allowed to remain in an open position for any length of time. Tenant acknowledges that the entry door to the Premises is a fire-rated door and must be kept closed pursuant to local, state and federal codes in order to protect against fire spreading throughout the Premises and to keep the fire integrity of the Main Building. Tenant also agrees to keep all windows within the Premises closed at all times when the outdoor temperature is below fifty (50) degrees Fahrenheit.

8th:        Indemnification. Tenant agrees to and shall save, hold and keep harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney’s fees and from and for any and all claims and liability for losses or damage to property or injuries or death to persons occasioned wholly or, to the extent applicable, in part by or resulting from any acts or omissions by Tenant or Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors, arising out of our by reason of the occupancy by the Tenant and the conduct of Tenant’s business. Notwithstanding anything to the contrary set forth in this Section, the indemnification in this Section shall not apply if the loss or damages to property or injuries or death to persons are attributable to the negligence or willful misconduct of Landlord, its employees, agents, representatives, licensees, invitees, tenants, assignees or successors. Landlord further agrees and shall indemnify, protect, defend and hold harmless Tenant, its employees, and its agents, from and against any and all claims, payments, expenses, costs, attorney’s fees and liabilities arising out of, involving, or in connection with the negligence, willful misconduct, or any violation of the Lease Agreement by Landlord, its employees, agents, or guests. If any action or proceeding is brought against Tenant by reason of any of the foregoing matters, Landlord shall upon notice defend the same at Landlord’s expense and Tenant shall cooperate with Landlord in such defense. Notwithstanding the foregoing, Landlord shall not be responsible for such indemnification, protection, or defense to the extent such claim, payment, expense, cost, or other liabilities arises out of or relates to Tenant’s (or its employee’s, agent’s, representative’s, licensee’s, invitee’s, assignee’s or successor’s) negligence or willful misconduct.

9th:        Assignment. Tenant may not, without the prior written consent of the Landlord, which shall not be unreasonably withheld, assign this Lease Agreement, or sublease the Premises. However, Landlord shall find the assignee or subtenant acceptable if the net worth of said assignee or subtenant is equivalent to the net worth of the Tenant as reasonable determined by the Landlord. In addition, Landlord shall find the assignee or subtenant acceptable if the same is an affiliate, associate or partner of the Tenant or said assignee or subtenant is a partnership or corporation of which Tenant, or a principal of the Tenant, is a partner or officer, respectively. If Tenant receives rent or other consideration for any assignment or sublease in excess of the rent or, in the case of the sublease of a portion of the Premises, in excess of such rent that is fairly allocable to such portion, as reasonable determined by Landlord, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord promptly following receipt thereof by Tenant exactly one-half or fifty (50%) of the difference between each such payment of rent or other consideration and the rent required hereunder. In all instances of assignment or sublet, Tenant shall remain obligated to Landlord as to all terms and provisions of this Lease Agreement unless specifically relieved of said obligations in writing by the Landlord.

10th:      Restriction of Use. The Tenant shall not occupy or use the Premises or any part thereof nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purposes deemed unlawful, disreputable or extra hazardous. The Tenant shall be responsible for any and all governmental permits that may be required now or in the future in connection with the utilization of the Premises as an Office, a municipally permitted use. Tenant shall not be permitted to install ovens in the Premises nor to prepare or cook any food product of any kind on the Premises, except that Tenant shall be permitted to operate microwave ovens and coffee makers. All appliances must be newly purchased at the time of use on the Premises. No vending machines are permitted in the Premises. Free standing water coolers must, at all times, have a plastic tray underneath the unit to prevent damage of any kind to the floors. Tenant shall also be responsible to secure the Premises at all times. Landlord shall not be responsible for any items lost, stolen or damaged from the Premises, unless caused by the act or omission of Landlord or Landlord’s employees or agent.

11th:      Mortgage Priority. This Lease Agreement shall not be a lien against the Premises with respect to any mortgages that may hereafter be placed upon the Premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this Lease Agreement, irrespective of the date of recording; and the Tenant agrees to execute all reasonable instruments, at no cost to the Tenant, which may be deemed reasonably necessary or desirable to further effect the subordination of this Lease Agreement to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord, at the Landlord’s discretion to cancel this Lease Agreement, and the Term of this Lease would be thereby expressly limited accordingly.

12th:      Condemnation; Eminent Domain. If Premises leased herein, or of which the Premises are a part, or any portion thereof, shall be taken under eminent domain or condemnation proceedings or if such or other action shall be instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceeding, the Landlord shall grant an option to purchase and/or shall sell and convey the Premises, or any portion thereof to a governmental or other public authority, agency, body or public utility seeking to take said land and Premises, or any portion thereof which renders the Premises unusable for the use of Tenant set forth herein, then this Lease Agreement shall terminate, and the term hereof shall end as of the date Landlord conveys the Premises. Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal proceedings except that Landlord shall pay Tenant reasonable moving expenses and reimbursement to Tenant of the fair market value at the time of the condemnation award of fixtures installed by Tenant which cannot be removed without damaging the integrity of the Premises. Tenant agrees to execute and deliver any and all instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and Premises, or any portion thereof. Tenant covenants and agrees to vacate the Premises, remove all Tenant’s personal property therefrom and deliver up peaceable possession of the Premises to Landlord or to such other party designated by Landlord in the aforementioned notice. Failure by the tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord reasonably and actually incurs by reason of the Tenant’s breach hereof.

13th:      Fire and Other Casualty. In case of fire or other casualty, Tenant shall give immediate notice to the Landlord, of which Tenant is aware. If the Premises shall be partially damaged by fire, the elements or other casualty but, as reasonably determined and mutually agreed by Tenant and Landlord, the Premises are still fit for use, then the Landlord shall repair the same as speedily as practicable, but the Tenant’s obligation to pay the Rent hereunder shall continue unabated. If the Premises be so extensively and substantially damaged as to render them unfit for use, as reasonably determined and mutually agreed by Tenant and Landlord, then the Rent shall cease until such time as the Premises shall be made tenantable by the Landlord. However, if in the good faith opinion of the Landlord, the Premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the Rent shall be paid up to the time of such destruction and then and from thenceforth this Lease Agreement shall come to an end. In no event, however, shall the provisions of this clause become effective or be applicable if the fire or other casualty and damage shall be the result of any acts or omissions of the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees, successors, or authorized personnel. In such case, the Tenant’s liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof to be performed by the Tenant shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. If the Tenant shall have been insured against any and all of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord’s costs and expenses to make the repairs hereunder and such insurance carrier shall have no recourse against the Landlord for reimbursement.

14th:      Reimbursement of Landlord. If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of the Lease Agreement, the Landlord may, if the Landlord so elects, after written notice to the Tenant, carry out and perform such conditions and covenants, at the documented cost and expense of the Tenant, and the said cost and expense shall be payable on demand or, at the option of the Landlord, shall be added to the installment of rent due immediately thereafter, but in no case later than thirty (30) days after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants contained in this Lease Agreement.

15th:      Inspection and Repair. The Tenant agrees that the Landlord and the Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours, after reasonable advance notice to the Tenant but at the least twenty-four (24) hours prior except in the case of emergencies, for the purpose of examining the same or making such repairs or alterations therein as Landlord may deem necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs except as otherwise provided in this Lease Agreement.

16th:      Right to Exhibit. The Tenant agrees to permit the Landlord and the Landlord’s agents, employees or other representatives to show the Premises to persons wishing to purchase the same at all reasonable times during the Lease Agreement term after providing the Tenant with at least twenty-four hours’ notice of said showing. Tenant further agrees that on a date which is five (5) months prior to the Termination Date of this Lease Agreement, the Landlord or the Landlord’s agents, employees or other representatives shall have the right to show the Premises to persons wishing to rent the same, at all reasonable times, after providing the Tenant with at least twenty-four hours’ notice of said showing and to place notices on the front of the Premises, or any part thereof, offering the Premises for rent. The Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

17th:      Tenant’s Right to Cure Default. Notwithstanding anything to contrary contained herein, if there shall occur, a default by the Tenant in the performance of any of the provisions of this Lease Agreement, the Tenant shall have the following periods of time, from the date of the Tenant’s receipt from the Landlord of a written notice of default, to cure, alleviate and remedy such default(s) or the Landlord, at its sole discretion, may declare this Lease Agreement null and void upon written notice to Tenant:

(a)    With respect to a default in the payment of any portion of any installment of rent or additional rent due hereunder; ten (10) days after notice of such default; and

(b)    With respect to any other default; thirty (30) days.

18th:      Removal of Tenant’s Property. Any equipment, fixtures, goods or other property of the Tenant not removed by the Tenant within thirty (30) days after: (a) the Termination Date of this Lease Agreement, or (b) any quitting, vacating or abandonment of the Premises by the Tenant, or (c) the Tenant’s eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any. When the Tenant either moves into the Premises or vacates the Premises, Tenant will hire professional movers, at Tenant’s own cost and expense, to move its personal property. The professional movers are required to cover the floors inside the Premises.

19th:      Remedies Upon Tenant’s Default. If there should occur (i) any default on the part of the Tenant in the performance of any conditions and covenants herein contained and Tenant does not cure such default by the end of the cure period allowable under Section 17, or (ii) should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without prior notice to the Tenant and without being liable for prosecution or damages therefore, re-enter the Premises, cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises (if any) and again possess and enjoy the same; and as agent for the Tenant or otherwise, re-let the Premises and receive the rents therefrom and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, that the Landlord incurred in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the differences between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs, the same to be paid as such deficiencies arise and are ascertained each month.

20th:      Termination on Default: Upon the occurrence of any of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or files an assignment for the benefit of creditors, or if this Lease Agreement or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease Agreement and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, fourteen (14) calendar days’ notice in writing of the Landlord’ s Intention to do so. Upon the giving of such notice, this Lease Agreement and the term hereof shall end on the date fixed in such notice as if said date was the date originally fixed in this Lease Agreement for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.

21st:       Non-Waiver by Landlord. The various rights, remedies, options and elections of the Landlord expressed herein are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease Agreement or to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

22nd:     Non-Performance by Landlord. This Lease Agreement and the obligation of the Tenant to pay rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation, or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

23rd:     Holdover Tenancy. If Tenant holds possession of the Premises after the term of this Lease Agreement, Tenant shall become a tenant from month to month under the provisions herein provided, and unless Landlord and Tenant are in the process of negotiating an extension or renewal of this Lease Agreement, Rent shall automatically increase to 150% of the amount per month due and owing at the end of the Lease Term. Such tenancy shall continue until terminated by Landlord, or until Tenant shall have given to Landlord, at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy.

24th:      Validity of Lease Agreement. The terms, conditions, covenants and provisions of this Lease Agreement shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provisions herein, but such other clauses or provisions shall remain in full force and effect.

25th:      Notices. All notices required under the terms of this Lease Agreement shall be given and shall be complete by: (a) mailing such notices by certified or registered mail, return receipt requested, (b) hand delivery by one of the parties hereto, its agent or by an agent of the court in the case of service of court papers, (c) emailed by one of the parties hereto to the Tenant’s email address as provided below, or (d) overnight courier express mail, to the address of the parties as shown at the beginning of this Lease Agreement, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

26th:      Title and Quiet Enjoyment. The Landlord covenants and represents that the Landlord is the owner of the Premises and has the right and authority to enter into, execute and deliver this Lease Agreement; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained shall and may peaceably and quietly have, hold and enjoy the Premises for the term aforementioned.

27th:      Mechanics’ Lien. If any mechanics’, Notices of Unpaid Balance, Construction Liens or other liens shall be created or filed against the Premises by reason of labor performed or material furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall, within thirty (30) days thereafter, at the Tenant’s own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention that may have been filed. Failure to do so shall entitle the Landlord to resort to such remedies as are provided herein in the case of any default of this Lease Agreement, in addition to such as are permitted by law.

28th:      Security. As security for the Payment of the Rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed, Tenant has deposited with the Landlord the total sum of THIRTEEN THOUSAND FOUR HUNDRED NINETY FIVE AND 00/100 ($13,495.00) DOLLARS in connection with the occupancy of the Premises (“Security Deposit”). The Security Deposit shall be returned to the Tenant, without interest, after the expiration of the Lease Term, provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Rent. During the Lease Term, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore the Security Deposit to its original amount. If Landlord shall have transferred the Security Deposit to any new owner of the Property, liability to repay the Security Deposit to the Tenant shall run with the reversion and title to the Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer the Security Deposit, for the benefit of the Tenant to any subsequent owner or holder of the reversion or title to the Premises, in which case the assignee shall become liable for the repayment of the Security Deposit as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return the Security Deposit. This provision shall be applicable to every alienation or change in title and shall in no way be deemed to permit the Landlord to retain the Security Deposit after termination of the Landlord’s ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign the Security Deposit without the written consent of the Landlord. Prior to the transfer of the Security Deposit, Landlord shall provide Tenant with written notice advising of the transfer of title to Premises and the Security Deposit and advising of the name and address of the transferee.

29th:      Environmental. (a) Tenant acknowledges the existence of environmental laws, rules and regulations, including but not limited to the Industrial Site Remediation Act (“ISRA”). Tenant shall comply with any and all such laws, rules and regulations. Any change by Tenant to an operation with a SIC Number subject to ISRA shall require Landlord’s written consent. Any such proposed change shall be sent in writing to Landlord sixty (60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

(b)          Tenant hereby agrees to execute such documents and Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant’s use of the Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees, and suretyship expenses. As used in this Lease Agreement, ISRA compliance shall include applications for determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease Agreement and surrender of the Premises and shall also survive sale, or lease or assignment of the Premises by Landlord. Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA occasioned by Tenant’s use of the Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant’s compliance and the requirements of the New Jersey Department of Environmental Protection (“NJDEP”) under ISRA as they are issued or received by the Tenant.

(c)          Tenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any “hazardous chemical”, “hazardous substance” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended, (42 U.S.C. 9601, et seq.), the New Jersey Industrial Site Remediation Act, as amended, N.J.S.A. 13:1D-1 et seq., the New Jersey Spill Compensation and Control Act, as amended N.J.S.A. 58:10- 23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection, except for those substances used by the Tenant in its normal course of business and except as used in normal cleaning of the Premises. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance not deemed to be a Hazardous Substance at the time of its use by the Tenant may thereafter be deemed to be a Hazardous Substance.

(d)          Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant and its agents and employees harmless from and against any and all environmental damages actually incurred by Tenant, including the cost of remediation, which arises out of or relates to Hazardous Substances that were located on the Premises prior to the Commencement Date or which are caused solely by the gross negligence or willful misconduct of Landlord, its agents or employees.

30th:     Insurance. (a) The Tenant, at the Tenant’s own cost and expense, shall obtain and keep, in full force during the term of this Lease, for the benefit of the Landlord and any and all mortgagees of the Landlord naming same as additional insureds, general public liability insurance against any and all liabilities or claims of liability arising out of or occasioned by or resulting from any accident or otherwise in or about the Premises for injuries to any person or persons for limits of not less than TWO MILLION ($2,000,000.00) DOLLARS in any one accident or occurrence and ONE MILLION ($1,000,000.00) DOLLARS for damage to property.

(b)          The policy of insurance shall be of a company or companies authorized to do business in the State of New Jersey and shall be delivered to the Landlord, not less than fifteen (15) days prior to the Commencement Date or the date when the Tenant shall enter into possession, whichever occurs sooner. At least fifteen (15) days prior to the expiration or termination date of any policy, the Tenant shall deliver to the Landlord a renewal or replacement policy. No policy shall be cancelable by the insurance carrier without Tenant first receiving thirty (30) days written notice thereof, except ten (10) days for non-payment of premium and Tenant must immediately notify Landlord if it has received such notice and inform Landlord of the steps it is taking to rectify such notice of cancellation.

(c)          The Tenant, at the Tenant’s sole cost and expense, shall pay as additional rent any increase of insurance costs above that of the existing fire coverage maintained by the Landlord as a result of Tenant’s tenancy. The Tenant shall also pay as additional rent, a proportionate share of any increase in the premium of the Property based on the percentage of Tenant’s occupancy of the Property, during the Lease Term, for the Landlord’s general fire, liability, casualty and extended insurance coverage over the base year not attributable to the result of any other tenant’s tenancy. The Tenant shall be notified in writing of any increase and the amount of the said increase, if any, shall be paid by the Tenant, together with the monthly Rent installment next due.

31st:      Force Majeure/Inability to Perform. Neither party shall be liable for any delays or failures of performance (i) during the duration, and (ii) to the extent, that they are attributable to an Event of Force Majeure/Inability to Perform. The failure of Tenant or Landlord to fulfil any of its obligations under the Lease Agreement, as amended, shall not be considered to be a breach of, or default under the Lease Agreement, as amended, insofar as such inability arises from an Event of Force Majeure/Inability to Perform. Notwithstanding the foregoing, an Event of Force Majeure/Inability to Perform will not operate to excuse Tenant from the prompt payment of Rent when and as due under this Lease Agreement. As a condition to the right to claim a Force Majeure delay, the delayed party will notify the other party within 5 days after the delay occurs and describe on at least a weekly basis in reasonable detail the nature and status of its efforts to end the delay.

“Force Majeure/Inability to Perform” is defined herein as any of the following circumstances which occur and which are beyond the reasonable control of an Affected Party and directly prevent the Affected Party from performing its obligations under the Lease Agreement, including but not limited to (1) strike, (2) labor troubles, (3) governmental pre-emption in connection with a national, state or municipal emergency, (4) any rule, order or regulation of any governmental agency, (5) conditions of supply or demand which are affected by war, other national, state or municipal emergency, (6) other cause beyond either party’s control, (7) extreme weather conditions or other action of the elements constituting an emergency; (8) acts of god; (9) fire, earthquake, floods or other natural disaster including but not limited to epidemics and pandemics; (10) orders of civil, military or naval authorities; or (11) acts of terrorism.

32nd:    Governing Law. This Lease Agreement shall be governed and construed in accordance with the laws of the State of New Jersey. All legal actions shall be instituted in the courts of the State of New Jersey.

33rd:     Conformation with Laws and Regulations. The Landlord may pursue the relief or remedy sought in any invalid clause by conforming said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth at length.

34th:      Gender. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

35th:      Estoppel Certificate. Tenant will at any time and from time to time upon not less than ten (10) business days’ prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement certifying whether this Lease Agreement is unmodified and in full force and effect or if there have been modifications, whether the same is in full force and effect as modified and stating the modifications, and the dates to which Rent have been paid and whether any such Rent has been paid in advance, and stating whether or not to the best knowledge of the signer of such certificate either party is in default in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in this Lease Agreement and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement may be relied upon by any mortgagee, or any prospective purchaser, lessee, sublessee, mortgagee, or assignee of any mortgage, of the Premises or any part thereof.

If Tenant shall fail or otherwise refuse to execute an estoppel certificate, in accordance with the provisions set forth herein, within ten (10) business days after receipt of written notice from the Landlord requesting same, then and upon such event, Tenant shall be deemed to have appointed Landlord and Landlord shall thereupon be regarded as the irrevocable attorney-in-fact of Tenant duly authorized to execute and deliver the required certificate for and on behalf of Tenant.

36th:      Entire Contract. This Lease Agreement contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

37th:      Tenant Fit-up. All of the fit-up work specifically requested by Tenant shall be requested in writing and installed by Landlord’s contractors at the sole cost and expense of Tenant. The contractors shall send the invoices directly to Tenant for payment. Tenant shall pay the invoices for satisfactory work within thirty (30) days of receipt of the invoice. Any failure by Tenant to make payments within said thirty (30) days shall constitute a material breach of the Lease Agreement. Notwithstanding anything to the contrary set forth in this Section, Landlord agrees, at Landlord’s sole expense, to install glass partitions and remove a kitchenette in Suite 9 as soon as reasonably possible.

38th:      Parking. Tenant acknowledges that there are an adequate number of parking spaces available on site. The on-site parking is available to Tenant’s use at no additional costs.

39th:      Miscellaneous.

(a)	Tenant is prohibited from storing anything in the attic space, mechanical room, or basement.

(b)	Tenant is permitted to have a refrigerator in the Premises, but such refrigerator must be a self-defrosting.

(c)	Tenant agrees to keep interior temperature between 50 and 78 degrees.

40th:      Brokerage Commission and Finder’s Fee. Landlord agrees to compensate Tenant’s Broker a market commission pursuant to a separate agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers or partners having the authority to act on behalf of their respective entities and principals, and their proper corporate seal to be hereto affixed, the day and year first above written.

WITNESS OR ATTEST:	27 ROUTE 202 FH, LLC
By its sole member
ME Realty Partners I LP
By its general partner
Gladstone Capital Partners LLC

[ILLEGIBLE]	By:	/s/ Anthony Melillo
	Name:	Anthony Melillo
	Title:	Managing Director

VISIONCARE INC.

[ILLEGIBLE]	By:	/s/ Thomas Ruggia
	Name:	Thomas Ruggia
	Title:	President
	Cell:	(732) 995-7744
	Email:	truggia@visioncareinc.net

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EXHIBIT “A”

Floorplan

Initial(s) ILLIGIBLE

2

EXHIBIT “B”

Base Rent Payment Schedule

MONTHLY
LEASE TERM	BASE RENT
Months 1-37	$6,747.00

Initial(s) ILLIGIBLE

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FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is dated as of September 1, 2020 (the “Effective Date”) by and between 27 ROUTE 202 FH, LLC having a mailing address of P.O. Box 110, Gladstone, NJ, 07934 (hereinafter referred to as the “Landlord”); and VISIONCARE INC. having a mailing address of 27 Route 202 – Suite #8, Far Hills, NJ 07931 (hereinafter referred to as the “Tenant”).

Background

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement, dated as of September 1, 2020 (the “Agreement”);

WHEREAS, Landlord and Tenant wish to amend the Agreement to change the Commencement Date (as defined in the Agreement); and

WHEREAS, all defined terms used herein but not defined herein shall be as defined in the Agreement.

NOW, THEREFORE, incorporating the foregoing background herein, Landlord and tenant, in consideration of the sum of Ten Dollars ($10), receipt of which is hereby acknowledged, as well as the mutual promises and covenants herein contained, intending to be legally bound, do hereby agree as follows:

1.	Commencement Date. As used in the Agreement, the term “Commencement Date” shall mean the date on which Landlord completes all fit-up work and Tenant receives full occupancy rights to the premises (which is currently estimated to be October 1, 2020).

2.	Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire agreement between Landlord and Tenant, and all subject matter herein and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties. All terms and conditions of the Agreement not modified herein shall remain in full force and effect.

3.	Electronic Execution. This Amendment may be signed and transmitted by facsimile or other electronic means and the signature of any person on an electronically transmitted copy hereof shall be considered an original signature and have the same binding effect as an original signature on an original document. At the request of any party hereto, any electronic copy of this Amendment shall be re-executed by a party in original form. No party hereto may raise the fact that any signature was transmitted through electronic means as a defense to the enforcement of this Amendment or other document executed in connection with the transaction contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

WITNESS OR ATTEST:		27 ROUTE 202 FH, LLC
By its sole member
ME Realty Partners I LP
By its general partner
Gladstone Capital Partners LLC

/s/ [ILLEGIBLE]	By:	/s/ Anthony Melillo
		Name:	Anthony Melillo
		Title:	Managing Director

VISIONCARE INC.

/s/ [ILLEGIBLE]	By:	/s/ Thomas Ruggia
		Name:	Thomas Ruggia
		Title:	President
		Cell:	(732) 995-7744
		Email:	truggia@visioncareinc.net

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